Exhibit 2.1

CERTIFICATION
Furnished pursuant to 18 United States Code § 1350

          The undersigned hereby certifies that, to his knowledge, the Annual Report on Form 40-F for the fiscal year ended December 31, 2004, of Domtar Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Raymond Royer

Name:	Raymond Royer
Title:	President and Chief Executive Officer
Date:	March 24, 2005